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                                                                   EXHIBIT 99.1



                             STOCK PURCHASE AGREEMENT


     THIS AGREEMENT, made this 10th day of November, 1998, by and among LEWIS IRVING ROTHMAN, residing in New Jersey (herein referred to as the "Seller") and the LEWIS IRVING ROTHMAN 1998 TRUST AGREEMENT #1, a New Jersey irrevocable trust u/t/a/ dated November 10, 1998 (herein referred to as the "Buyer").

                                   WITNESSETH:

     WHEREAS, Seller owns shares of nonvoting common stock in 800 JR CIGAR INC., a New Jersey corporation (herein referred to as the "Corporation");

     WHEREAS, Buyer desires to purchase and acquire, and Seller desires to sell and transfer, one million (1,000,000) of the shares of the Corporation owned by Seller (herein referred to as the "Shares") upon the terms and conditions herein set forth.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. PURCHASE AND SALE. Upon the terms and conditions set forth in this Agreement, Seller hereby sells, transfers and assigns to Buyer all of Seller's right, title and interest in and to the Shares, and Buyer hereby purchases and acquires the Shares from Seller.

     2. PURCHASE PRICE AND METHOD OF PAYMENT. The purchase price of the Shares shall be $12,402,500.00. The entire purchase price shall be paid in accordance with the terms of the promissory note to be executed by Buyer simultaneously with the execution of this Agreement in the form attached hereto as Exhibit A (herein referred to as the "Note").

     3. DELIVERY OF SHARES. Seller shall deliver the stock certificate and such other indicia of ownership with respect to the Shares, and any other documents reasonably necessary in order to accomplish a complete transfer of the Shares to Buyer.

     4. CONTINGENT UPON GRANT OF SECURITY. Buyer hereby agrees that the purchase and sale of the Shares as provided in this Agreement shall be contingent upon Buyer's execution of a Pledge and Security Agreement simultaneously with the execution of this Agreement in the form attached hereto as Exhibit B, thereby pledging the Shares as security for performance of Buyer's obligations under the Note, and Buyer hereby agrees to execute such Pledge and Security Agreement.

     5. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, successors, executors, administrators and assigns.


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     6. GOVERNING LAW. This Agreement shall be governed by the law of the
State of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


WITNESS:

     /s/ [ILLEGIBLE]                              /s/ LEWIS IRVING ROTHMAN
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                                              LEWIS IRVING ROTHMAN, Seller



                                              LEWIS IRVING ROTHMAN 1998 TRUST
                                              AGREEMENT

 /s/ [ILLEGIBLE]                                 /s/ SAMUEL BORNSTEIN
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                                              SAMUEL BORNSTEIN, Trustee